UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2014

BFC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     BFC Financial Corporation (the “Company”) currently owns shares of the Class A Common Stock and Class B Common Stock of BBX Capital Corporation (“BBX Capital”) representing an approximately 52% equity interest and 72% voting interest in BBX Capital. On April 16, 2014, BBX Capital filed a Current Report on Form 8-K containing its Corporate Overview, which provides a general overview of BBX Capital and its current business strategies. A copy of BBX Capital’s Corporate Overview is attached as Exhibit 99.1 hereto.   Neither the Company nor BBX Capital undertakes to update the information set forth in BBX Capital’s Corporate Overview, and neither this Current Report on Form 8-K nor BBX Capital’s Current Report on Form 8-K should be deemed an admission as to the materiality of any of such information.

Item 9.01 Financial Statements and Exhibits.

d)    Exhibits.

Exhibit 99.1 – BBX Capital Corporation Corporate Overview

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 16, 2014

BFC Financial Corporation

By: /s/ Alan B. Levan
Alan B. Levan,
Chairman of the Board, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit	Description

Exhibit 99.1	BBX Capital Corporation Corporate Overview